LKQ Corporation Announces 2006 Second Quarter Net Income Results Up 53% With Record Revenue

Chicago, IL—July 27, 2006--LKQ Corporation (NASDAQ: LKQX) today announced results for its second quarter ended June 30, 2006, with revenue of $195.0 million, net income of $11.7 million and diluted earnings per share of $0.21.

“We exceeded our previously issued earnings estimates for the second quarter. We once again achieved a record revenue quarter with impressive revenue growth of approximately 43%. Our net income increased by close to 53% and our earnings per share increased by just over 31%. We were particularly pleased with the expansion of our operating income margin to 10.6% compared to 10.2% in the second quarter of 2005, despite the negative impact on our margin by the aluminum smelter operation of our recently acquired Transwheel subsidiary,” said Joe Holsten, President and Chief Executive Officer.

2006 Reported Results

All earnings per share amounts, stock price amounts and share counts discussed herein reflect our January 2006 two-for-one stock split.

For the second quarter of 2006, revenue increased 43.4% to $195.0 million compared with $136.0 million for the second quarter of 2005. Our organic revenue growth for the quarter was 10.8%. Net income for the quarter increased 52.9% to $11.7 million compared with $7.6 million for the second quarter of 2005. Diluted earnings per share was $0.21 for the quarter compared with $0.16 for the second quarter of 2005.

For the six months ended June 30, 2006, revenue increased 43.5% to $387.2 million compared with $269.8 million for the same period in 2005. This included organic revenue growth of 11.6%. For the six months ended June 30, 2006, net income increased 48.2% to $23.7 million compared with $16.0 million for the same period in 2005. Diluted earnings per share was $0.43 for the six months ended June 30, 2006 compared with $0.35 for the same period a year ago.

Our results for the six months ended June 30, 2006 include approximately $1.1 million of expenses related to the expensing of stock options in accordance with Statement of Financial Accounting Standard No. 123R “Share-Based Payment” (“SFAS 123R”). SFAS 123R became effective for LKQ Corporation on January 1, 2006. These expenses had the effect of lowering our net income by approximately $657,000 and our diluted earnings per share by approximately $0.01 for the six month period.

Our consolidated aftermarket collision replacement parts revenue for the second quarter was $39.6 million and for the six months ended June 30, 2006 was $81.5 million.

The weighted average diluted shares outstanding for the second quarter was 55.7 million compared to 46.8 million for the second quarter of 2005 and for the six months ended

June 30, 2006 was 55.6 million compared to 46.3 million for the six months ended June 30, 2005. The number of weighted average diluted shares of common stock outstanding in 2006 changed from 2005 due to the issuance of 6.4 million new shares in our October 2005 public offering, exercises of stock options and warrants, and the increase in our stock price.

2006 Business Acquisitions

We have acquired nine businesses to date in 2006.

On January 31, 2006 we acquired Transwheel Corporation, an aluminum alloy wheel refurbishing and distribution business. Transwheel currently operates refurbishing and distribution facilities in Huntington, IN; Manchester, CT; Williamsport, MD; and Tampa, FL and distribution locations in Ferndale, MI and Chicago, IL. Transwheel’s third party revenue for 2005 was approximately $28.5 million from the sale or restoration of wheels. In addition to wheel revenue, a Transwheel subsidiary operates an aluminum smelter that melts damaged and unusable wheel cores as means of product disposal. For the five months of 2006 that LKQ owned Transwheel, the smelter’s third party aluminum revenue was $12.2 million at a gross margin of approximately 5%.

In February, we acquired Michael Auto Parts in Orlando, Florida a business that primarily serves the professional repair market and generated approximately $12.0 million of revenue in 2005.

Two retail businesses, one near Charleston, South Carolina and one near Baton Rouge, Louisiana were acquired in February. On a combined basis they had less than $3.0 million of revenue in 2005. Our objective during 2006 is to grow and improve these two businesses and to build their facilities into modern self-service retail operations.

In late April and late May we acquired two businesses that consisted of three facilities in Tulsa, Oklahoma and three facilities in Western Michigan. These businesses sell into both the retail and professional repair markets. They generated $9.0 million of revenue in 2005.

On May 31, we acquired an aftermarket business that had $11.0 million of revenue in 2005 and operates facilities in the Los Angeles, CA, Portland, OR and Seattle, WA markets.

In late June and early July we acquired two retail oriented businesses that operate two facilities in Houston, TX, a facility in Daytona Beach, FL and a facility outside of Denver, CO. These businesses generated $24.0 million of revenue in 2005.

Company Outlook

We expect that 2006 organic revenue growth will be in the low double digits, with the balance of the growth being the full year impact of 2005 business acquisitions and the nine acquisitions that we have completed so far in 2006. We expect net income to be within a range of $42.7 million to $44.7 million and diluted earnings per share to be between $0.76 and $0.80. Included in the guidance is an estimated $0.03 per share effect of expensing stock options for the first time.

For the third quarter of 2006 we expect net income to be within a range of $8.9 million to $9.7 million and diluted earnings per share to be between $0.16 and $0.17.

We anticipate that net cash provided by operating activities for 2006 will be over $40.0 million. We estimate our full year 2006 capital expenditures related to property and equipment, excluding the expenditures of acquiring businesses, will be approximately $41 million to $43 million. This includes approximately $6.0 million in property and equipment related to businesses we acquired in 2006. As of July 26, 2006 we had outstanding debt under our bank credit facility of $103.0 million.

We estimate the weighted average diluted shares outstanding for the full year 2006 will be approximately 56.0 million. These share numbers are estimates and will be affected by factors such as any future stock issuances, the number of our options exercised in subsequent periods, and changes in our stock price.

Quarterly Conference Call

We will host an audio webcast to discuss our second quarter 2006 results on Thursday, July 27, 2006 at 10:30 a.m. Eastern Time. The live audio webcast can be accessed on the internet at www.lkqcorp.com in the Investor Relations section. An online replay of the webcast will be available on our website approximately two hours after the live presentation and will remain on the site until August 11, 2006.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of recycled light vehicle OEM products and related services and the second largest nationwide provider of aftermarket collision replacement products and refurbished wheels. LKQ operates over 100 facilities offering its customers a broad range of replacement systems, components, and parts to repair light vehicles.

Forward Looking Statements

The statements in this press release that are not historical are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors. These factors include:

• the availability and cost of inventory;
• pricing of new OEM replacement parts;
• variations in vehicle accident rates;
• changes in state or federal laws or regulations affecting our business;
• fluctuations in fuel prices;
• changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;
• changes in the types of replacement parts that insurance carriers will accept in the repair process;
• the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;
• declines in asset values;
• uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products;
• uncertainty as to our future profitability;
• increasing competition in the automotive parts industry;
• our ability to increase or maintain revenue and profitability at our facilities;
• uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;
• our ability to operate within the limitations imposed by financing arrangements;
• our ability to obtain financing on acceptable terms to finance our growth;
• our ability to integrate and successfully operate recently acquired companies and any companies acquired in the future and the risks associated with these companies;
• our ability to develop and implement the operational and financial systems needed to manage our growing operations; and
• other risks that are described in our Form 10-K filed March 8, 2006 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on the forward looking statements. We assume no obligation to update any forward looking statement to reflect events or circumstances arising after the date on which it was made.

CONTACT: LKQ Corporation
Mark T. Spears, Executive Vice President and Chief Financial Officer
312-621-1950
irinfo@lkqcorp.com

Financial Tables To Follow

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
( In thousands, except per share data )

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenue	$195,037	$136,023	$387,176	$269,830

Cost of goods sold	106,921	71,531	210,649	142,702

Gross margin	88,116	64,492	176,527	127,128

Facility and warehouse expenses	20,086	14,502	40,580	28,956

Distribution expenses	19,808	15,398	39,734	29,493

Selling, general and administrative expenses	24,731	18,719	49,641	36,444

Depreciation and amortization	2,893	2,063	5,629	4,029

Operating income	20,598	13,810	40,943	28,206

Other (income) expense
Interest expense	1,378	735	2,345	1,307
Interest income	(31)	(40)	(55)	(58)
Other (income) expense, net	(127)	(78)	(933)	(240)

Total other expense	1,220	617	1,357	1,009

Income before provision for income taxes	19,378	13,193	39,586	27,197

Provision for income taxes	7,716	5,566	15,840	11,169

Net income	$11,662	$7,627	$23,746	$16,028

Net income per share:
Basic	$0.22	$0.18	$0.45	$0.39

Diluted	$0.21	$0.16	$0.43	$0.35

Weighted average common shares outstanding:
Basic	52,802	41,710	52,434	41,488

Diluted	55,706	46,772	55,595	46,322

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Cash Flows
( In thousands )

	Six Months Ended June 30,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,746	$16,028
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	5,629	4,029
Share-based compensation expense	1,131	-
Deferred income taxes	559	831
(Gain) loss on sale of property and equipment	7	(214)
Gain on sale of investment securities	(719)	-
Other adjustments	-	42
Changes in operating assets and liabilities, net of
effects from purchase transactions:
Receivables	(1,518)	(1,893)
Inventory	(15,365)	(2,004)
Income taxes payable	(156)	1,632
Other operating assets and liabilities	(253)	1,999

Net cash provided by operating activities	13,061	20,450

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(16,504)	(6,471)
Proceeds from sale of property and equipment	77	738
Proceeds from sale of investment securities	849	-
Expenditures for intangible assets	-	(3)
Repayment of escrow	(2,561)	-
Decrease in restricted cash in escrow	450	132
Cash used in acquisitions	(56,254)	(24,037)

Net cash used in investing activities	(73,943)	(29,641)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock and warrant exercises	4,063	4,414
Excess tax benefit from share-based payment arrangements	3,861	-
Debt issuance costs	-	(300)
Net borrowings of long-term debt	53,992	5,780

Net cash provided by financing activities	61,916	9,894

Net increase in cash and equivalents	1,034	703

Cash and equivalents, beginning of period	3,173	1,612

Cash and equivalents, end of period	$4,207	$2,315

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30,	December 31,
	2006	2005
Assets

Current Assets:
Cash and equivalents	$4,207	$3,173
Restricted cash	-	450
Receivables, net	46,534	39,500
Inventory	130,138	103,655
Deferred income taxes	2,246	2,122
Prepaid expenses	2,697	2,437

Total Current Assets	185,822	151,337

Property and Equipment, net	113,216	97,218
Intangibles
Goodwill	229,758	181,792
Other intangibles, net	78	88
Deferred Income Taxes	1,391	2,146
Other Assets	7,127	6,845

Total Assets	$537,392	$439,426

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$17,592	$15,496
Escrow liability	500	2,611
Accrued expenses
Accrued payroll-related liabilities	9,174	10,115
Accrued procurement liability	2,065	2,537
Other accrued expenses	15,465	11,062
Income taxes payable	662	819
Deferred revenue	3,812	3,440
Current portion of long-term obligations	4,601	1,481

Total Current Liabilities	53,871	47,561

Long-Term Obligations, Excluding Current Portion	102,868	45,996
Other Noncurrent Liabilities	5,905	4,032

Redeemable Common Stock, $0.01 par value,
100,000 shares issued	617	617

Commitments and Contingencies

Stockholders' Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized,
52,835,244 and 51,414,314 shares issued at June 30, 2006
and December 31, 2005, respectively.	528	514
Additional paid-in capital	316,426	307,304
Warrants	-	80
Retained earnings	55,773	32,027
Accumulated other comprehensive income	1,404	1,295

Total Stockholders' Equity	374,131	341,220

Total Liabilities and Stockholders' Equity	$537,392	$439,426

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
( $ in thousands )

	Three Months Ended June 30,
Operating Highlights	2006		2005
		% of		% of
		Revenue		Revenue	$ Growth	% Growth

Revenue	$195,037	100.0%	$136,023	100.0%	$59,014	43.4%

Cost of goods sold	106,921	54.8%	71,531	52.6%	35,390	49.5%

Gross margin	88,116	45.2%	64,492	47.4%	23,624	36.6%

Facility and warehouse expenses	20,086	10.3%	14,502	10.7%	5,584	38.5%

Distribution expenses	19,808	10.2%	15,398	11.3%	4,410	28.6%

Selling, general and administrative expenses	24,731	12.7%	18,719	13.8%	6,012	32.1%

Depreciation and amortization	2,893	1.5%	2,063	1.5%	830	40.2%

Operating income	20,598	10.6%	13,810	10.2%	6,788	49.2%

Other (income) expense
Interest expense	1,378	0.7%	735	0.5%	643	87.5%
Interest income	(31)	0.0%	(40)	0.0%	9	-22.5%
Other (income) expense, net	(127)	-0.1%	(78)	-0.1%	(49)	62.8%

Total other expense	1,220	0.6%	617	0.5%	603	97.7%

Income before provision for income taxes	19,378	9.9%	13,193	9.7%	6,185	46.9%

Provision for income taxes	7,716	4.0%	5,566	4.1%	2,150	38.6%

Net income	$11,662	6.0%	$7,627	5.6%	$4,035	52.9%

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
( $ in thousands )

	Six Months Ended June 30,
Operating Highlights	2006		2005
		% of		% of
		Revenue		Revenue	$ Growth	% Growth

Revenue	$387,176	100.0%	$269,830	100.0%	$117,346	43.5%

Cost of goods sold	210,649	54.4%	142,702	52.9%	67,947	47.6%

Gross margin	176,527	45.6%	127,128	47.1%	49,399	38.9%

Facility and warehouse expenses	40,580	10.5%	28,956	10.7%	11,624	40.1%

Distribution expenses	39,734	10.3%	29,493	10.9%	10,241	34.7%

Selling, general and administrative expenses	49,641	12.8%	36,444	13.5%	13,197	36.2%

Depreciation and amortization	5,629	1.5%	4,029	1.5%	1,600	39.7%

Operating income	40,943	10.6%	28,206	10.5%	12,737	45.2%

Other (income) expense
Interest expense	2,345	0.6%	1,307	0.5%	1,038	79.4%
Interest income	(55)	0.0%	(58)	0.0%	3	-5.2%
Other (income) expense, net	(933)	-0.2%	(240)	-0.1%	(693)	288.8%

Total other expense	1,357	0.4%	1,009	0.4%	348	34.5%

Income before provision for income taxes	39,586	10.2%	27,197	10.1%	12,389	45.6%

Provision for income taxes	15,840	4.1%	11,169	4.1%	4,671	41.8%

Net income	$23,746	6.1%	$16,028	5.9%	$7,718	48.2%

The following table reconciles EBITDA to net income:

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
	(In thousands)

Net income	$11,662	$7,627	$23,746	$16,028
Depreciation and amortization	2,893	2,063	5,629	4,029
Interest, net	1,347	695	2,290	1,249
Provision for income taxes	7,716	5,566	15,840	11,169

Earnings before interest, taxes, depreciation
and amortization (EBITDA)	$23,618	$15,951	$47,505	$32,475

EBITDA as a percentage of revenue	12.1%	11.7%	12.3%	12.0%